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                                                                   EXHIBIT 99.3

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                  BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER

                                      OF

                            VENCOR OPERATING, INC.

             9 7/8% GUARANTEED SENIOR SUBORDINATED NOTES DUE 2005
                  WHICH ARE UNCONDITIONALLY GUARANTEED AS TO
               PAYMENT OF PRINCIPAL AND INTEREST BY VENCOR, INC.

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus dated      ,
1998 (the "Prospectus") of Vencor Operating, Inc., a Delaware corporation (the "Company"), and Vencor, Inc., a Delaware corporation (the Guarantor"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's and the Guarantors's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes and the Guarantee held by you for the account of the undersigned.

  The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

  $    of the 9 7/8% Guaranteed Senior Subordinated Notes due 2005.

  With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  [_] TO TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

  $    of the 9 7/8% Guaranteed Senior Subordinated Notes due 2005.

  [_] NOT to TENDER any Old Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Old Notes and the related Guarantee held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), (ii) any New Notes and the related Guarantee to be received by the holder are being acquired in the ordinary course of its business, (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer, and (iv) if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
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                                   SIGN HERE

Name of beneficial owner(s): ___________________________________________________

Signature(s): __________________________________________________________________

Name(s) (please print): ________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

Telephone Number: ______________________________________________________________

Taxpayer identification or Social Security Number: _____________________________

Date: __________________________________________________________________________